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                                                                      EXHIBIT 12

                                 NABISCO, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN MILLIONS)

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                                                                 NINE MONTHS
                                                                    ENDED
                                                              SEPTEMBER 30, 2000
                                                              ------------------
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Earnings before fixed charges:
  Net income................................................         $251
  Provision for income taxes................................          165
                                                                     ----
  Income before income taxes................................          416
  Interest and debt expense.................................          213
  Interest portion of rental expense........................           26
                                                                     ----
Earnings before fixed charges...............................         $655
                                                                     ====
Fixed charges:
  Interest and debt expense.................................         $213
  Interest portion of rental expense........................           26
  Capitalized interest......................................            1
                                                                     ----
    Total fixed charges.....................................         $240
                                                                     ====
Ratio of earnings to fixed charges..........................          2.7
                                                                     ====
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